United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

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Preliminary Proxy Statement
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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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Definitive Proxy Statement
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Definitive Additional Materials
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Soliciting Material under §240.14a-12
DERMATA THERAPEUTICS, INC.
 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒
No fee required
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 Fee paid previously with preliminary materials
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 Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DERMATA THERAPEUTICS, INC.		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALSfor the Annual Meeting of Stockholders
	DATE:	Monday, July 11, 2022
	TIME:	9:00 A.M. pacific time
	LOCATION:	https://agm.issuerdirect.com/drma

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/drma and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/drma

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before June 20, 2022.

you may enter your voting instructions at https://www.iproxydirect.com/drma until 11:59 pm eastern time July 10, 2022.

The purposes of this meeting are as follows:

1. To elect two director nominees to serve as directors until the 2025 annual meeting of stockholders;
2. To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the year ending December 31, 2022;

3. To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the Company’s authorized shares of common stock from 90,000,000 to 250,000,000; and

4. To consider any other matters that may properly come before the Annual Meeting.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.
The board of directors has fixed the close of business on May12, 2022 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock and preferred stock, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote ‘for’ all proposals above.

Please note - This is not a Proxy Card - you cannot vote by returning this card

Dermata Therapeutics, Inc.
SHAREHOLDER SERVICES
1 Glenwood Avenue Suite 1001
Raleigh NC 27603

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT